HYPERION 2002 TERM TRUST, INC. (the "Registrant")
                Amended Form N-SAR for the period ending November 30, 1999
                                 File Number 811-07070





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of January, 2000.




HYPERION 2002 TERM TRUST, INC.





                                                By:     /s/ Clifford E. Lai
                                                        Clifford E. Lai
                                                        President




Witness:  /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary